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                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                       0-23108                 Not required
        --------                       -------                 ------------
 (State of organization)      (Commission File Number)       (I.R.S. Employer
                                                            Identification No.)
c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                               19720
--------------------                                               -----
(Address of principal                                            (Zip Code)
executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                         Name of each exchange
Title of each class                                       on which each class
to be so registered                                       is to be registered
-------------------                                       -------------------
     None                                                         None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:


    Series 2000-5 Floating Rate Class A Credit Card Pass-Through Certificates Series 2000-5 Floating Rate Class B Credit Card Pass-Through Certificates
    -------------------------------------------------------------------------
                                (Title of Class)




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Item 1.    Description of Registrant's Securities to be Registered.
           -------------------------------------------------------

                  Item 1 incorporates by reference the "Description of the Investor Certificates" on pages 16 to 29 of the Prospectus dated May 2, 2000 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-62263) and "The Certificates" on pages S-21 to S-34 of the Prospectus Supplement dated May 25, 2000 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-62263).

Item 2.    Exhibits
           --------

                  Exhibit 4.1 (a)   Pooling and Servicing Agreement, dated
                                    as of October 1, 1993, between Greenwood
                                    Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National
                                    Association (formerly First Bank National
                                    Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                                    National Association) as Trustee
                                    (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Registration
                                    Statement on Form S-1 (Registration No.
                                    33-71502), filed on November 10, 1993).

                  Exhibit 4.1 (b)   First Amendment to Pooling and Servicing
                                    Agreement, dated as of August 15, 1994,
                                    between Greenwood Trust Company as Master
                                    Servicer, Servicer and Seller and U.S. Bank
                                    National Association (formerly First Bank
                                    National Association, successor trustee to
                                    Bank of America Illinois, formerly
                                    Continental Bank, National Association) as
                                    Trustee (incorporated by reference to
                                    Exhibit 4.4 of Discover Card Master Trust
                                    I's Current Report on Form 8-K, dated August
                                    1, 1995 and filed on August 10, 1995, File
                                    No. 0-23108).

                  Exhibit 4.1 (c)   Second Amendment to Pooling and Servicing
                                    Agreement, dated as of February 29, 1996, between Greenwood Trust Company as Master
                                    Servicer, Servicer and Seller and U.S. Bank
                                    National Association (formerly First Bank
                                    National Association, successor trustee to
                                    Bank of America Illinois, formerly
                                    Continental Bank, National Association) as
                                    Trustee (incorporated by reference to
                                    Exhibit 4.4 of Discover Card Master Trust
                                    I's Current Report on Form 8-K, dated April
                                    30, 1996 and filed on May 1, 1996, File No.
                                    0-23108).



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                  Exhibit 4.1 (d)   Third Amendment to Pooling and Servicing
                                    Agreement, dated as of March 30, 1998,
                                    between Greenwood Trust Company as Master
                                    Servicer, Servicer and Seller and U.S. Bank
                                    National Association (formerly First Bank
                                    National Association, successor trustee to
                                    Bank of America Illinois, formerly
                                    Continental Bank, National Association) as
                                    Trustee (incorporated by reference to
                                    Exhibit 4.1(d) of Discover Card Master Trust
                                    I's Registration Statement on Form 8-A filed
                                    April 13, 1998, File No. 0-23108).

                  Exhibit 4.1 (e)   Fourth Amendment to Pooling and Servicing
                                    Agreement, dated as of November 30, 1998, between Greenwood Trust Company as Master
                                    Servicer, Servicer and Seller and U.S. Bank
                                    National Association (formerly First Bank
                                    National Association, successor trustee to
                                    Bank of America Illinois, formerly
                                    Continental Bank, National Association) as
                                    Trustee (incorporated by reference to
                                    Exhibit 4.1 of Discover Card Master Trust
                                    I's Current Report on Form 8-K dated
                                    November 30, 1998, File No. 0-23108).

                  Exhibit 4.2       Series Supplement, dated as of June 6,
                                    2000, between Greenwood Trust Company as
                                    Master Servicer, Servicer and Seller and
                                    U.S. Bank National Association as Trustee, with respect to Series 2000-5, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated June 6, 2000).

                  Exhibit 99.1 Prospectus Supplement dated May 25, 2000 and Prospectus dated May 2, 2000 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2000-5.



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                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 Discover Card Master Trust I
                                          (Registrant)

                                 By:  Greenwood Trust Company
                                          (Originator of the Trust)


Dated: June 6, 2000              By:  /s/ John J. Coane
                                      -----------------
                                      John J. Coane
                                      Vice President, Chief Accounting Officer,
                                      Treasurer and Assistant Secretary



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                                  EXHIBIT INDEX
                                  -------------


    Exhibit No.                                                           Page
    -----------                                                           ----

      4.1 (a)     Pooling and Servicing Agreement, dated as of             ---
                  October 1, 1993, between Greenwood Trust Company as
                  Master Servicer, Servicer and Seller and U.S. Bank
                  National Association (formerly First Bank National Association, successor trustee to Bank of America
                  Illinois, formerly Continental Bank, National
                  Association) as Trustee (incorporated by reference to
                  Exhibit 4.1 of Discover Card Master Trust I's
                  Registration Statement on Form S-1 (Registration No. 33-71502), filed on November 10, 1993).

      4.1 (b)     First Amendment to Pooling and Servicing Agreement,      ---
                  dated as of August 15, 1994, between Greenwood Trust
                  Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America
                  Illinois, formerly Continental Bank, National
                  Association) as Trustee (incorporated by reference to
                  Exhibit 4.4 of Discover Card Master Trust I's Current
                  Report on Form 8-K, dated August 1, 1995 and filed on
                  August 10, 1995, File No. 0-23108).

      4.1(c)      Second Amendment to Pooling and Servicing Agreement,     ---
                  dated as of February 29, 1996, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America
                  Illinois, formerly Continental Bank, National
                  Association) as Trustee (incorporated by reference to
                  Exhibit 4.4 of Discover Card Master Trust I's Current
                  Report on Form 8-K, dated April 30, 1996 and filed on
                  May 1, 1996, File No. 0-23108).



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      4.1 (d)     Third Amendment to Pooling and Servicing Agreement,
                  dated as of March 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
                  Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

      4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

      4.2 Series Supplement, dated as of June 6, 2000, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2000-5, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated June 6, 2000).

      99.1 Prospectus Supplement dated May 25, 2000 and Prospectus dated May 2, 2000 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2000-5.




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